Exhibit 21.1

PACWEST BANCORP
LIST OF SUBSIDIARIES

December 31, 2020

Subsidiaries of PacWest Bancorp:	State:
Pacific Western Bank	California
10700 West Jefferson Avenue SBL LLC	Delaware
1080 Roewill Drive CRE LLC	Delaware
12148 Sky Lane SBL LLC	Delaware
1238 Green Lane CRE LLC	Delaware
1320 West 97th Street CRE LLC	Delaware
1323 Burnet Avenue SBL LLC	Delaware
1335 Darby Street SBL LLC	Delaware
1602 East Central Boulevard SBL LLC	Delaware
1602 Medical Parkway SBL LLC	Delaware
2015 East Marshall Avenue SBL LLC	Delaware
2030 Main Street SBL LLC	Delaware
2499 Futura Parkway LLC	Delaware
2723 Zinfandel Drive CRE LLC	Delaware
2921 New Highway 51 SBL LLC	Delaware
305 Clyde Morris Boulevard SBL LLC	Delaware
31250 Cedar Valley Drive II CRE LLC	Delaware
3889 Highway 69 North SBL LLC	Delaware
4635 North Black Canyon Highway SBL LLC	Delaware
600 North Arrowhead Avenue CRE LLC	Delaware
601 Texas Road LLC	Delaware
67400 Ramon Road SBL LLC	Delaware
7120 West McNichols Avenue SBL LLC	Delaware
749 West Main Street SBL LLC	Delaware
75 North Main Street SBL LLC	Delaware
7537-7547 North Clark Street SBL LLC	Delaware
808 West Bartlett Road SBL LLC	Delaware
8805 South McClintock Drive SBL LLC	Delaware
ALTEC Capital Trust	Delaware
CapitalSource CF LLC	Delaware
CapitalSource Finance LLC	Delaware
CapitalSource Funding LLC	Delaware
CapitalSource International LLC	Delaware
CapitalSource Real Estate Loan LLC, 2006-A	Delaware
CapitalSource TRS LLC	Delaware
CapitalSource Trust Preferred Securities 2005-1	Delaware
CapitalSource Trust Preferred Securities 2005-2	Delaware
CapitalSource Trust Preferred Securities 2006-1	Delaware

Exhibit 21.1

PACWEST BANCORP
LIST OF SUBSIDIARIES

December 31, 2020

CapitalSource Trust Preferred Securities 2006-2	Delaware
CapitalSource Trust Preferred Securities 2006-3	Delaware
CapitalSource Trust Preferred Securities 2006-4	Delaware
CapitalSource Trust Preferred Securities 2006-5	Delaware
CapitalSource Trust Preferred Securities 2007-2	Delaware
Cheron Holdings LLC	Delaware
Chestnut Assets, LLC	California
CIMC Master Trust	Delaware
Coastline JX Holdings LLC	Delaware
Coastline Michigan LLC	Michigan
Coastline Ohio LLC	Ohio
Coastline RE Holdings Corp.	California
Coastline RE Holdings Moorpark Corp.	California
Coastline RE Holdings NV Corp.	Nevada
Community (CA) Capital Statutory Trust II	Connecticut
Community (CA) Capital Statutory Trust III	Delaware
CRE Assets, LLC	California
CS CF Equity I LLC	Delaware
CS Equity II LLC	Delaware
CS Equity III LLC	Delaware
CS Equity Investments LLC	Delaware
CS Linton Oaks Holdings LLC	Delaware
CS SBA Servicing LLC	Delaware
CSE Equity Holdings LLC	Delaware
CSE Mortgage LLC	Delaware
FCB Statutory Trust I	Delaware
First California Capital Trust I	Delaware
FIRST COMMUNITY BANCORP/CA STATUTORY TRUST VII	Delaware
First Community/CA Statutory Trust V	Connecticut
First Community/CA Statutory Trust VI	Delaware
Gelco Fleet Trust	Delaware
Hudson Housing Tax Credit Fund LXXXIV LP	Delaware
Hudson Kings Canyon LP	Delaware
Hudson Vista del Puente LP	Delaware
Kings Canyon Affordable Housing, L.P.	California
Oak Park 3, LP	California
Pacific Western Asset Management Inc.	North Carolina
Palace and Jetty CRE LLC	Delaware
PWB ECOM DIRECT LLC	Delaware

Exhibit 21.1

PACWEST BANCORP
LIST OF SUBSIDIARIES

December 31, 2020

PWB OPTICAL LLC	Delaware
R4 OPCA Acquisition LLC	Delaware
SC Financial	California
Square 1 Ventures, LLC	Delaware
Stone Eagle Golf Holdings Corp.	California
Valley Oaks Financial Corporation	California
Vista del Puente, L.P.	California
Wendy Road Office Development, LLC	California